                                                                    EXHIBIT 10.5

                           MASTER SEPARATION AGREEMENT

                                 BY AND BETWEEN

                              PLAINS RESOURCES INC.

                                       AND

                  PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.

                                   Dated as of
                                  July 3, 2002

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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS................................................................2

ARTICLE II. SEPARATION................................................................9
    2.1. Reorganization...............................................................9
    2.2. Closing Deliveries for the Separation.......................................10
    2.3. Future Reorganization.......................................................11
    2.4. Spinco Future Assets and Liabilities........................................11
    2.5. No Representations..........................................................13
    2.6. Further Assurances..........................................................13
    2.7. Methods of Transfer and Assumption..........................................13
    2.8. Nonassignable Assets and Assumed Liabilities................................14
    2.9. Costs of Transfer...........................................................15

ARTICLE III. MUTUAL RELEASES; INDEMNIFICATION........................................15
    3.1. Release of Pre-Closing Claims...............................................15
    3.2. Indemnification by Spinco...................................................17
    3.3. Indemnification by Plains...................................................18
    3.4. Indemnification Obligations Net of Insurance Proceeds and Other Amounts.....19
    3.5. Procedures for Indemnification of Third Party Claims........................19
    3.6. Additional Matters..........................................................21
    3.7. Remedies Cumulative.........................................................21
    3.8. Indemnification of Directors and Officers...................................21
    3.9. Contribution................................................................22
    3.10. Stocker Inc................................................................22

ARTICLE IV. THE EXCHANGE OFFER.......................................................22
    4.1. Exchange Offer..............................................................22

ARTICLE V. THE IPO AND ACTIONS PENDING THE IPO.......................................22
    5.1. Transactions Prior to the IPO...............................................22
    5.2. Cooperation.................................................................23
    5.3. Conditions Precedent to Consummation of the IPO.............................23
    5.4. Registration Rights Agreement...............................................24

ARTICLE VI. CORPORATE GOVERNANCE AND CERTAIN FINANCIAL REPORTING AND OTHER MATTERS...24
    6.1. Spinco Board Representation.................................................24
    6.2. Issuance of Stock...........................................................25
    6.3. Spinco Officers.............................................................26

ARTICLE VII. THE DISTRIBUTION........................................................26
    7.1. The Distribution............................................................26
    7.2. Actions Prior to the Distribution...........................................26
    7.3. Sole Discretion of Plains...................................................27
    7.4. Conditions to the Distribution..............................................27
    7.5. Fractional Shares...........................................................28

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
ARTICLE VIII. ARBITRATION; DISPUTE RESOLUTION........................................28
    8.1. Agreement to Arbitrate......................................................28
    8.2. Escalation..................................................................28
    8.3. Demand for Arbitration......................................................29
    8.4. Arbitrators.................................................................30
    8.5. Hearings....................................................................31
    8.6. Discovery and Certain Other Matters.........................................31
    8.7. Certain Additional Matters..................................................32
    8.8. Continuity of Service and Performance.......................................33
    8.9. Law Governing Arbitration Procedures........................................33

ARTICLE IX. COVENANTS AND OTHER MATTERS..............................................33
    9.1. Other Agreements............................................................33
    9.2. Further Instruments.........................................................33
    9.3. Agreement for Exchange of Information.......................................34
    9.4. Auditors and Audits, Annual and Quarterly Statements and Accounting.........35
    9.5. Preservation of Legal Privileges............................................37
    9.6. Payment of Expenses.........................................................38
    9.7. Governmental Approvals......................................................38
    9.8. Compliance with Covenants...................................................38
    9.9. Confidentiality.............................................................38
    9.10.Operation of Stocker Inc....................................................40

ARTICLE X. NON-COMPETITION...........................................................40
    10.1. Restricted Business of Plains..............................................40
    10.2. Restricted Business of Spinco..............................................40
    10.3. Scope of Restricted Business...............................................40
    10.4. Enforcement................................................................40

ARTICLE XI. MISCELLANEOUS............................................................41
    11.1. Limitation of Liability....................................................41
    11.2. Entire Agreement...........................................................41
    11.3. Governing Law..............................................................41
    11.4. Termination................................................................41
    11.5. Notices....................................................................41
    11.6. Counterparts...............................................................42
    11.7. Binding Effect; Assignment.................................................42
    11.8. Severability...............................................................42
    11.9. Failure or Indulgence not Waiver; Remedies Cumulative......................42
    11.10. Amendment.................................................................42
    11.11. Authority.................................................................42
    11.12. Interpretation............................................................42
    11.13. Conflicting Agreements....................................................43
    11.14. Electronic Signatures.....................................................43
    11.15. Service Agreement.........................................................43

                                       ii

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Exhibits:

Exhibit A - Employee Matters Agreement
Exhibit B - Intellectual Property Agreement
Exhibit C - Plains Transition Services Agreement
Exhibit D - Spinco Transition Services Agreement
Exhibit E - Tax Allocation Agreement
Exhibit F - Technical Services Agreement

Schedules:

Schedule A-1 - Spinco Assets
Schedule A-2 - Spinco Future Assets
Schedule B-1 - Spinco Liabilities
Schedule B-2 - Spinco Future Liabilities
Schedule C - Plains Group Subsidiaries
Schedule D - Spinco Group Subsidiaries

                                      iii

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                           MASTER SEPARATION AGREEMENT

     THIS MASTER SEPARATION AGREEMENT (this "Agreement") is entered into as of July __, 2002, by and between Plains Resources Inc., a Delaware corporation ("Plains" and, along with Spinco, the "Parties"), and Plains Exploration & Production Company, L.P., a California limited partnership ("Plains Exploration").

                                    RECITALS

     WHEREAS, on the date hereof, Stocker Inc. owns a 2.5% general partner interest in Plains Exploration and Plains owns a 97.5% limited partner interest in Plains Exploration; and

     WHEREAS, the Board of Directors of Plains has determined that it would be appropriate and desirable for Plains to separate the Spinco Group from the Plains Group, and in connection therewith, for Spinco or its Subsidiaries to acquire certain entities currently associated with the Spinco Business and certain other assets from Plains or the other members of the Plains Group and to assume related liabilities; and

     WHEREAS, Stocker Inc., the general partner of Spinco, has also approved such transactions on behalf of Spinco; and

     WHEREAS, on the date hereof, Calumet Florida, Inc. has converted into a Delaware limited liability company; and

     WHEREAS, on the date hereof Spinco and Plains E&P have consummated an offering (the "Bond Offering") of senior subordinated notes (the "Rule 144A Notes") in a transaction exempt from registration pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, the Parties currently contemplate that after the date hereof, Spinco and Plains E&P will conduct an offering to holders of the Rule 144A Notes to exchange (the "Exchange Offer") new senior subordinated notes of Spinco and Plains E&P (the "Exchange Notes") for Rule 144A Notes pursuant to a registration statement on Form S-4 filed pursuant to the Securities Act; and

     WHEREAS, the Parties currently contemplate that Plains Exploration will (collectively, the "Conversion") (1) convert from a California limited partnership to a Delaware limited partnership and immediately thereafter (2) convert from a Delaware limited partnership to a Delaware corporation (such corporation, the "Converted Corporation"); and

     WHEREAS, the Parties currently contemplate that Spinco will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 filed pursuant to the Securities Act that will reduce Plains' ownership of Spinco by less than 20%; and

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     WHEREAS, the Parties currently contemplate that Stocker Inc. will merge
(the "Merger") with and into Plains; and

     WHEREAS, Plains currently contemplates that, following the IPO, Plains will distribute to the holders of its capital stock, by means of a pro rata distribution, all of the shares of Spinco common stock it then owns (the "Distribution"); and

     WHEREAS, on May 22, 2002, Plains received a favorable private letter ruling from the Internal Revenue Service (the "Service") to the effect that, for United States federal income tax purposes, a distribution by Plains of 100% of the shares of Spinco common stock will qualify under Section 355 of the Code as a tax-free distribution (the "Tax Ruling"); and

     WHEREAS, Plains intends to file a supplemental private letter ruling request with the Service to confirm that, for United States federal income tax purposes, a distribution by Plains of at least 80% of the shares of Spinco common stock following the IPO would not affect the tax treatment set forth in the Tax Ruling (such supplemental private letter ruling from the Service, the "Supplemental Tax Ruling"); and

     WHEREAS, the Parties intend that the Distribution will qualify as a tax-free distribution under Section 355 of the Code, and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

     WHEREAS, the Parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the Separation, the Exchange Offer, the IPO and the Distribution.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     "AAA" is defined in Section 8.5.

     "Action" means any demand, hearing, proceeding, action, suit, countersuit, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     An "Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For this purpose "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person controlled, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything herein to the contrary, no member of the Spinco Group shall be deemed an Affiliate of any member of the Plains Group and no member of the Plains Group shall be deemed an Affiliate of any member of the Spinco Group.

     "Agreement" is defined in the Preamble.

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     "Ancillary Agreements" means the Spinco Transition Services Agreement, the
Plains Transition Services Agreement, the Employee Matters Agreement, the Tax Allocation Agreement, the Technical Services Agreement and the Intellectual Property Agreement.

     "Applicable Deadline" is defined in Section 8.3(b).

     "Appropriate Member of the Plains Group" is defined in Section 3.3.

     "Appropriate Member of the Spinco Group" is defined in Section 3.2.

     "Arbitration Demand Date" is defined in Section 8.3(a).

     "Arbitration Demand Notice" is defined in Section 8.3(a).

     "Arguello" means Arguello Inc., a Delaware corporation.

     "Bond Offering" is defined in the Recitals.

     "Bond Offering OM" means the offering memorandum used in connection with the Bond Offering, including any preliminary offering memorandum, final offering memorandum or any supplement or amendment to any of the foregoing.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commission" means the Securities and Exchange Commission.

     "Confidential Information" is defined in Section 9.9.

     "Conversion" is defined in the Recitals.

     "Converted Corporation" is defined in the Recitals.

     "Disputes" is defined in Section 8.1.

     "Distribution" is defined in the Recitals.

     "Distribution Agent" is defined in Section 7.1(a).

     "Distribution Date" is defined in Section 7.1(a).

     "Employee Matters Agreement" means the Employee Matters Agreement by and between Plains and Spinco, substantially in the form of Exhibit A.

     "Escalation Notice" is defined in Section 8.2(a).

     "Excess Director Number" is defined in Section 6.1(d).

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     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" is defined in the Recitals.

     "Exchange Offer" is defined in the Recitals.

     "Exchange Offer Prospectus" means the prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, final prospectus or any supplement to or amendment of any of the foregoing.

     "Exchange Offer Registration Rights Agreement" means the registration rights agreement entered into by Spinco in connection with the Exchange Offer pursuant to the terms of the purchase agreement entered into in connection with the Bond Offering.

     "Exchange Offer Registration Statement" means the Registration Statement on Form S-4 of Spinco to be filed with the Commission pursuant to the Securities Act registering the Exchange Notes to be issued in the Exchange Offer, together with all amendments thereto.

     "Existing Authority" is defined in Section 9.7.

     "Final Order," "Order," "Injunction," "Decree," "Legal Restraint," "Prohibition," "Writ" or other words of similar import mean final adjudication by a court or regulatory agency that is no longer subject to rehearing or appeal.

     "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "Group" means either of the Plains Group or the Spinco Group, as the context requires.

     "Hedging Agreements" means the Plains ISDA agreements described in Schedule A-1.

     "Indebtedness" of any Person means, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing.

     "Indemnifying Party" is defined in Section 3.4(a).

     "Indemnitee" is defined in Section 3.4(a).

     "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "Insurance Proceeds" means those monies: (a) received by an insured from an insurance carrier; or (b) paid by an insurance carrier on behalf of the insured; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

     "Intellectual Property Agreement" means the Intellectual Property Agreement, by and among Plains and the members of the Spinco Group, substantially in the form of Exhibit B.

     "Intended Transferee" is defined in Section 2.8.

     "Intended Transferor" is defined in Section 2.8.

     "Intercompany Debt" means the amount of Indebtedness due as of the date hereof to Plains from Spinco, Plains Illinois, Plains International and PMCT, as more fully described on Schedule A-1.

     "IPO" is defined in the Recitals.

     "IPO Closing Date" means the first date on which Spinco receives the proceeds of any sale of Spinco Common Stock in the IPO.

     "IPO Prospectus" means the prospectus included in the IPO Registration Statement, including any prospectus subject to completion, final prospectus or any supplement to or amendment of any of the foregoing.

     "IPO Registration Statement" means the Registration Statement on Form S-1 of Spinco to be filed with the Commission pursuant to the Securities Act of 1933, as amended, registering the shares of Spinco Common Stock to be issued in the IPO, together with all amendments thereto.

     "Lease Agreement" means the Office Lease at One Allen Center, dated October 1997, between Trizec Allen Center Limited Partnership and Plains, as amended or restated from time to time.

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     "Liabilities" means any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including those arising under any law, rule, regulation, Action or order of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     "Losses" means any and all damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

     "Merger" is defined in the Recitals.

     "NYSE" means the New York Stock Exchange.

     "PAA" means Plains All American Pipeline, L.P.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

     "Plains" is defined in the Preamble.

     "Plains Auditors" means Plains' independent certified public accountants.

     "Plains Business" means any business of Plains and its Subsidiaries, including Plains' midstream business or interest therein, other than the Spinco Business.

     "Plains Designees" is defined in Section 6.1(b).

     "Plains E&P" means Plains E&P Company, a Delaware corporation.

     "Plains Exploration" is defined in the Preamble.

     "Plains Group" means Plains, each Subsidiary of Plains (other than any member of the Spinco Group) immediately after the date hereof, including the Subsidiaries set forth in Schedule C, and each Person that becomes a Subsidiary of Plains after the date hereof.

     "Plains Illinois" means Plains Illinois Inc., a Delaware corporation.

     "Plains Indemnitees" is defined in Section 3.2.

     "Plains International" means Plains Resources International Inc., a Delaware corporation.

     "Plains Transition Services Agreement" means the Transition Services Agreement, by and between Plains and Spinco, substantially in the form of Exhibit D.

     "PMCT" means PMCT, Inc., a Delaware corporation.

     "Privilege" is defined in Section 9.5.

     "Reasonable Efforts" means efforts that are designed to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and that do not require the performing Party to expend any funds or assume Liabilities other than expenditures and Liabilities that are customary and reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

     "Record Date" means the close of business on the date to be determined by the Board of Directors of Plains as the record date for determining the stockholders entitled to receive shares of Spinco Common Stock in the Distribution.

     "Regulatory Proceedings" means filings, notices, adjudicatory proceedings, rulemakings, enforcement actions before a Governmental Authority relative to regulatory activity, and any other proceedings at or before any regulatory or administrative agency. The term shall also refer to appellate activities relative to any of the foregoing, including actions seeking injunctions, writs of mandamus and appeals.

     "Required Transfer Consent" is defined in Section 2.8.

     "Rule 144A Notes" is defined in the Recitals.

     "Securities Act" is defined in the Recitals.

     "Separation" means the transfer of the Spinco Assets to Spinco and the assumption by Spinco and its Subsidiaries of the Spinco Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

     "Service" is defined in the Recitals.

     "Spinco" means, as the case may be, Plains Exploration or the Converted Corporation.

     "Spinco Assets" means the assets identified or described in Schedule A-1.

     "Spinco Auditors" means Spinco's independent certified public accountants.

     "Spinco Balance Sheet" means the combined balance sheet of Spinco and its Subsidiaries as of March 31, 2002.

     "Spinco Board" means the Board of Directors of Spinco.

     "Spinco Business" means (a) the business and operations conducted by Spinco and its Subsidiaries after giving effect to the transactions described in
Article II, including the

"upstream" activities of acquiring, exploiting, developing, exploring for and producing crude oil and natural gas conducted by Plains and its Subsidiaries in onshore and offshore California, Illinois, Louisiana, Kansas, Kentucky and Indiana (but not Florida), and (b) except as otherwise specifically provided herein, any terminated, divested or discontinued business or operations that at the time of termination, divestiture or discontinuation related primarily to the Spinco Business as then conducted.

     "Spinco Common Stock" means the common stock, par value $.01 per share, of Spinco.

     "Spinco Debt Obligations" means all Indebtedness of Spinco or any other member of the Spinco Group, excluding all Indebtedness of any member of the Plains Group to the extent it constitutes Indebtedness of Spinco or any other member of the Spinco Group only under clause (f) or clause (g) of the definition of Indebtedness.

     "Spinco Excluded Liabilities" means (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be retained or assumed by Plains or any other member of the Plains Group; (ii) all agreements and obligations of any member of the Plains Group under this Agreement or any of the Ancillary Agreements; and (iii) all Liabilities primarily relating to, arising out of or resulting from: (A) the operation of the Plains Business, (B) the operation of any business conducted at any time after the date hereof by any member of the Plains Group, or (C) federal or state securities laws or regulations, or the regulations of any self regulatory authority or similar body, based upon or resulting from acts or omissions, or alleged acts or omissions, by Plains or any of its Subsidiaries or Affiliates on or before the date hereof (except as provided in Section 3.2(d)), and in any case whether arising before, on or after the date hereof.

     "Spinco Future Assets" means the assets identified or described on Schedule A-2.

     "Spinco Future Liabilities" means the Liabilities listed or described on Schedule B-2 and all Liabilities (other than Taxes) primarily relating to, arising out of or resulting from any Spinco Future Assets.

     "Spinco Group" means Spinco, each Subsidiary of Spinco immediately after the date hereof, including the Subsidiaries set forth in Schedule D, and each Person that becomes a Subsidiary of Spinco after the date hereof.

     "Spinco Indemnitees" is defined in Section 3.3.

     "Spinco Liabilities" means (without duplication): (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement to be assumed by Spinco or any member of the Spinco Group, including the Liabilities listed or described on Schedule B-1; (ii) all agreements and Liabilities of any member of the Spinco Group under this Agreement or any of the Ancillary Agreements; (iii) all Liabilities (other than Taxes) primarily relating to, arising out of or resulting from: (A) the ownership or operation of the Spinco Business, as conducted at any time prior to, on or after the date hereof, (B) the ownership or operation of any business conducted at any time after the date hereof by any member of the Spinco Group, (C) the ownership or operation of any Spinco Assets, or (D) the Spinco Debt Obligations, and in any case whether arising before, on or after the date hereof; and (iv) all

Liabilities of Spinco reflected as such in the Spinco Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Spinco Balance Sheet. Notwithstanding the foregoing, (x) the Spinco Liabilities shall exclude the Spinco Excluded Liabilities and (y) the Spinco Future Liabilities shall become Spinco Liabilities on the date assumed by Spinco under Section 2.4.

     "Spinco Transition Services Agreement" means the Plains Exploration & Production Company, L.P. Transition Services Agreement, by and between Plains and Spinco, substantially in the form of Exhibit D.

     "Stocker Inc." means Stocker Resources, Inc., a California corporation.

     A "Subsidiary" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

     "Supplemental Tax Ruling" is defined in the Recitals.

     "Taxes" is defined in the Tax Allocation Agreement.

     "Tax Allocation Agreement" means the Tax Allocation Agreement, by and between Plains and Spinco, substantially in the form of Exhibit E.

     "Tax Ruling" is defined in the Recitals.

     "Technical Services Agreement" means the Technical Services Agreement, by and between Plains, Calumet Florida, L.L.C. and Spinco, substantially in the form of Exhibit F.

     "Third Party Claim" is defined in Section 3.5(a).

     "Transfer Obstacle" is defined in Section 2.8.

     "Underwriters" means the underwriters named in the Underwriting Agreement.

     "Underwriting Agreement" is defined in Section 5.1(b).

                                   ARTICLE II.
                                   SEPARATION

     2.1. Reorganization. To effect the Separation, as of the date hereof:

          (a) Spinco Assets. Plains or such other member of the Plains Group hereby assigns and transfers to Spinco all of its right, title and interest in and to the Spinco Assets. For federal income tax purposes, the transfer of the Spinco Assets held directly by Stocker Inc. will be deemed a liquidating distribution to Plains and a subsequent contribution from Plains to Spinco.

          (b) Spinco Liabilities. Spinco hereby assumes and agrees to pay and fully perform when due the Spinco Liabilities. Spinco shall not assume or have any Liability for (i) the Spinco Excluded Liabilities and (ii) the Spinco Future Liabilities except as provided in Section 2.4. For federal income tax purposes, the assumption of the Spinco Liabilities held directly by Stocker Inc. will be deemed a liquidating distribution to Plains and a subsequent contribution from Plains to Spinco.

          (c) Agreements. Plains, other members of the Plains Group, Spinco and other members of the Spinco Group, as the case may be, have entered or, when requested, will enter into the Ancillary Agreements.

     2.2. Closing Deliveries for the Separation.

          (a) On or prior to the date hereof, Plains has delivered the following to Spinco:

               (i) stock certificates, accompanied by executed stock powers, representing all of the capital stock of Arguello, Plains Illinois, Plains International and PMCT;

               (ii) instruments, if any, representing the Intercompany Debt;

               (iii) the following agreements executed by Plains and other members of the Plains Group, as the case may be:

                    (1)  the Spinco Transition Services Agreement;

                    (2)  the Plains Transition Services Agreement;

                    (3)  the Employee Matters Agreement;

                    (4)  the Tax Allocation Agreement;

                    (5)  the Technical Services Agreement; and

                    (6)  the Intellectual Property Agreement;

               (iv) required written waivers and consents of all of the bank counterparties to all of the Hedging Agreements to the transactions contemplated hereby and by the Bond Offering, in form and substance satisfactory to Spinco;

               (v) consent of Chevron U.S.A. Inc. and Chevron Pipe Line Company to the transactions contemplated hereby, in form and substance satisfactory to Spinco; and

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               (vi) such other agreements, documents or instruments related to the consummation of the Separation or the Bond Offering that Spinco reasonably requests.

          (b) On the date hereof, Spinco shall deliver the following to Plains:

               (i) the following agreements executed by Spinco and other members of the Spinco Group, as the case may be:

                    (1)  the Spinco Transition Services Agreement;

                    (2)  the Plains Transition Services Agreement;

                    (3)  the Employee Matters Agreement;

                    (4)  the Tax Allocation Agreement;

                    (5)  the Technical Services Agreement; and

                    (6)  the Intellectual Property Agreement;

               (ii) such other agreements, documents or instruments related to the consummation of the Separation or the Bond Offering that Plains reasonably requests.

     2.3. Future Reorganization.

          (a) On or before the IPO Closing Date, on a date to be mutually agreed upon by the Parties:

               (i) Conversion. The Parties will take all actions necessary or advisable to consummate the Conversion under the applicable laws of the States of California and Delaware.

          (b) On or before the Distribution Date, on a date to be mutually agreed upon by the Parties:

               (i) Merger. The Parties will take all actions necessary or advisable to consummate the Merger under applicable laws of the States of California and Delaware.

     2.4. Spinco Future Assets and Liabilities.

          (a) On or before the Distribution Date, on a date to be mutually agreed upon by the Parties:

               (i) Spinco Future Assets. Plains or such other member of the Plains Group will assign and transfer to Spinco or such other member of the

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               Spinco Group as designated by Spinco all of Plains' right, title and interest in and to the Spinco Future Assets.

               (ii) Spinco Future Liabilities. Spinco will assume and agree to pay and fully perform when due the Spinco Future Liabilities. Spinco shall not assume or have any Liability for the Spinco Excluded Liabilities.

               (iii) Office Lease. Plains will sublease a portion of its office space to Spinco and will enter into a sublease agreement with Spinco providing for (i) a pro rata allocation of the lease payments under the Lease Agreement based on office space occupied by Plains and Spinco, (ii) a sublease term equal to the remaining term of the Lease Agreement, and (iii) other ordinary and customary provisions and terms in a subleasing arrangement governing office space in Houston, Texas, all in accordance with the Lease Agreement.

               (iv) Plains All American Pipeline, L.P. Plains and Spinco agree to negotiate with PAA and use their Reasonable Efforts to, on or before the Distribution Date, (a) amend the Omnibus Agreement by and between Plains, certain Subsidiaries of Plains, PAA and certain Subsidiaries of PAA dated November 23, 1998 to terminate the non-compete provisions, and (b) terminate the existing Crude Oil Marketing Agreement by and between Plains, certain Subsidiaries of Plains and Plains Marketing, L.P., a Subsidiary of PAA, and enter into a new Crude Oil Marketing Agreement by and between Spinco, certain Subsidiaries of Spinco and Plains Marketing, L.P., a Subsidiary of PAA.

          (b) The Parties agree that (i) transfers of the Spinco Future Assets shall be effected by delivery by Plains or such other member of the Plains Group to Spinco or such other member of the Spinco Group as designated by Spinco, of (1) with respect to those assets that constitute stock, certificates endorsed in blank or evidenced or accompanied by stock powers or other instruments of transfer endorsed in blank, against receipt, (2) with respect to any real property interest or any improvements thereon, a general warranty deed with general warranty of limited application limiting recourse and remedies to title insurance and warranties by predecessors in title to Plains, and (3) with respect to all other Spinco Future Assets, such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Parties, as shall be necessary to vest in Spinco or such other member of the Spinco Group as designated by Spinco, all of the title and ownership interest of Plains in and to any such Spinco Future Assets, and (ii) to the extent necessary, the assumption of the Spinco Future Liabilities contemplated pursuant to Section 2.4 shall be effected by delivery by Spinco or such other member of the Spinco Group as designated by Spinco to Plains and reasonably acceptable to Plains of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Parties, as shall be necessary for the assumption of such Spinco Future Liabilities. Each Party also agrees to deliver to the other Party such other documents, instruments and writings as may be reasonably requested by such other Party in connection with the transactions contemplated hereby.

     2.5. No Representations. Notwithstanding any other provisions of this Agreement to the contrary, (a) THE TRANSFERS AND ASSUMPTIONS REFERRED TO IN THIS
Article II WILL BE MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE (i) AS TO THE VALUE OR FREEDOM FROM ENCUMBRANCE OF ANY ASSETS, (ii) AS TO ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OR (iii) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS, and (b) the instruments of transfer or assumption referred to in Section 2.4(b) shall not include any representations and warranties other than as specifically provided herein. The Parties hereby acknowledge and agree that ALL ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS."

     2.6. Further Assurances. From time to time after the date hereof, Plains and any other member of the Plains Group shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as Spinco may reasonably request in order more effectively to sell, convey, assign, transfer, and deliver to Spinco or such other member of the Spinco Group as designated by Spinco any of the Spinco Assets or Spinco Future Assets, or to enable Spinco to protect, exercise and enjoy all rights and benefits of Plains or such other member of the Plains Group with respect thereto, and as otherwise may be appropriate to carry out the transactions herein contemplated.

     2.7. Methods of Transfer and Assumption.

          (a) To the extent that the transfer of any Spinco Asset or Spinco Future Asset or the assumption of any Spinco Liability or Spinco Future Liability is expressly provided for by the terms of any Ancillary Agreement, the terms of such Ancillary Agreement shall determine the manner of the transfer or assumption.

          (b) The Parties intend to complete the assignment and transfer of all Spinco Future Assets and the transfer and assumption of all Spinco Future Liabilities effective on or prior to the Distribution Date. If any Spinco Future Asset cannot be assigned or transferred by Plains, or any Spinco Future Liability cannot be transferred by Plains or assumed by Spinco on or prior to the Distribution Date for a reason set forth in Section 2.8, such
     Section 2.8 shall govern the Parties' rights and obligations with respect to such Spinco Future Asset or such Spinco Future Liability. In addition to those transfers and assumptions that the Parties are unable to effect prior to the Distribution Date, there may exist (i) assets (including Spinco Assets and Spinco Future Assets) that the Parties discover were, contrary to the agreements between them, by mistake or omission retained by Plains or (ii) Liabilities (including Spinco Liabilities and Spinco Future Liabilities) that the Parties discover were, contrary to the agreements between them, by mistake or omission not assumed by Spinco. The Parties shall cooperate in good faith to effect the transfer or retransfer of such assets, and/or the assumption or reassumption of such Liabilities, in any case as soon as reasonably practicable, to or by

     Plains or Spinco or such other member of the Spinco Group as designated by Spinco, as the case may be.

     2.8. Nonassignable Assets and Assumed Liabilities. Notwithstanding any other provisions of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Spinco Asset or Spinco Future Asset, or to transfer and assume any Spinco Liability or Spinco Future Liability, if an assignment or attempted assignment or transfer or attempted transfer and assumption of the same without the consent of another Person would constitute a breach of any contract or agreement or violate any applicable law, rule or regulation. If any such consent (a "Required Transfer Consent") is not obtained and/or if for any other reason (a "Transfer Obstacle") an attempted assignment or attempted transfer and assumption would otherwise be ineffective or would materially impair the rights of the Party attempting to make such assignment or transfer (the "Intended Transferor") under any such contract or agreement so that the Party entitled to the benefits and responsibilities of such attempted assignment or attempted transfer and assumption (the "Intended Transferee") would not receive all such rights and responsibilities, then:

          (a) The Intended Transferor shall use Reasonable Efforts to obtain the Required Transfer Consent and/or eliminate the Transfer Obstacle.

          (b) Until the Required Transfer Consent is obtained and/or the Transfer Obstacle is eliminated in accordance with subsection (a) above and the assignment and transfer of the applicable Spinco Asset or Spinco Future Asset or the transfer and assumption of the Spinco Liability or Spinco Future Liability has been effected in accordance with subsection (c) below and the other provisions of this Agreement:

               (i) the Intended Transferor shall use Reasonable Efforts to provide or cause to be provided to the Intended Transferee, to the extent permitted by law, the benefits of any such Spinco Asset or Spinco Future Asset and the Intended Transferor shall promptly pay or cause to be paid to the Intended Transferee when received all moneys received by the Intended Transferor with respect to any such asset,

               (ii) in consideration thereof the Intended Transferee shall pay, perform and discharge on behalf of the Intended Transferor all of the Intended Transferor's Liabilities with respect to the Spinco Liabilities or Spinco Future Liabilities, as the case may be, in a timely manner and in accordance with the terms thereof that it may do without breach of the related agreement, contract or permits,

               (iii) the Intended Transferor shall take such other actions as may reasonably be requested by the Intended Transferee to place the Intended Transferee, insofar as reasonably possible, in the same position as if such Spinco Asset or Spinco Future Asset had been assigned as contemplated hereby, and

               (iv) the Intended Transferee shall take such other actions as may reasonably be requested by the Intended Transferor to be placed, insofar as reasonably possible, in the same position as if such Spinco Liability or Spinco Future Liability had been transferred and assumed as contemplated hereby.

          (c) If and when any Required Transfer Consent is obtained or any Transfer Obstacle is eliminated, the assignment of the applicable Spinco Asset or Spinco Future Asset or the transfer and assumption of the Spinco Liability or Spinco Future Liability shall be effected as soon as practicable in accordance with the terms of this Agreement.

     2.9. Costs of Transfer. Spinco shall bear the out-of-pocket costs of the transfer of the Spinco Assets and Spinco Future Assets from Plains to Spinco and the assumption by Spinco of all Spinco Liabilities and Spinco Future Liabilities, including any and all (i) expenses incurred in connection with any notices to Persons regarding such transfer or such assumption, (ii) fees incurred in connection with the transfer of any licenses, permits or franchises from Plains to Spinco or the obtaining of any new (or the re-issuance of any existing) licenses, permits or franchises in the name of Spinco, (iii) fees and expenses incurred in connection with the assignment or transfer of any contracts or agreements from Plains to Spinco; and (iv) any recording or other fees, taxes, charges or assessments incurred in connection with the transfer of any real property from Plains to Spinco. Spinco hereby agrees to reimburse Plains promptly upon request, for any out-of-pocket cost, including any of the foregoing costs (including any applicable taxes, fees and penalties assessed in connection with any of the foregoing), incurred by Plains in connection with the transfer of Spinco Assets and Spinco Future Assets from Plains to Spinco or the assumption by Spinco of any Spinco Liabilities or Spinco Future Liabilities.

                                  ARTICLE III.
                        MUTUAL RELEASES; INDEMNIFICATION

     3.1. Release of Pre-Closing Claims.

          (a) Except as provided in Section 3.1(c), effective as of the date hereof, Spinco does hereby, for itself and each other member of the Spinco Group, their respective Affiliates (other than any member of the Plains Group and PAA and its Subsidiaries), successors and assigns, and all Persons who at any time prior to the date hereof have been stockholders, directors, officers, agents or employees of any member of the Spinco Group (in each case, in their respective capacities as such), remise, release and forever discharge Plains, each member of the Plains Group and their respective Affiliates (other than any member of the Spinco Group and PAA and its Subsidiaries), successors and assigns, and all Persons who at any time prior to the date hereof have been stockholders, directors, officers, agents or employees of any member of the Plains Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever to Spinco and each other member of the Spinco Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before the date hereof, including in connection with the transactions and all other activities to implement any of the Separation, the Bond Offering, the Exchange Offer, the IPO and the Distribution.

          (b) Except as provided in Section 3.1(c), effective as of the date hereof, Plains does hereby, for itself and each other member of the Plains Group, their respective Affiliates (other than any member of the Spinco Group and PAA and its Subsidiaries), successors and assigns, and all Persons who at any time prior to the date hereof have been stockholders, directors, officers, agents or employees of any member of the Plains Group (in each case, in their respective capacities as such), remise, release and forever discharge Spinco, each member of the Spinco Group, and their respective Affiliates (other than any member of the Plains Group and PAA and its Subsidiaries), successors and assigns, and all Persons who at any time prior to the date hereof have been stockholders, directors, officers, agents or employees of any member of the Spinco Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever to Plains and each other member of the Plains Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before the date hereof, including in connection with the transactions and all other activities to implement any of the Separation, the Bond Offering, the Exchange Offer, the IPO and the Distribution.

          (c) Nothing contained in Section 3.1(a) or 3.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in this Agreement or in any Ancillary Agreement. Nothing contained in Section 3.1(a) or 3.1(b) shall release any Person from:

               (i) any Liability retained or assumed by, or transferred, assigned or allocated to, the Group of which such Person is a member in accordance with this Agreement or any Ancillary Agreement;

               (ii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used by a member of one Group from a member of any other Group;

               (iii) any Liability that the Parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the Parties, any other member of such Party's respective Group and their respective Affiliates (except for any member of such other Party's Group) by third Persons, which Liability shall be governed by the provisions of this
               Article III and, if applicable, the appropriate provisions of the Ancillary Agreements; or

               (iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 3.1; provided that the Parties agree not to bring suit or permit any members of their respective Groups to bring suit against any Party, any other member of such Party's respective Group and their respective Affiliates (except for any member of such other Party's Group and PAA and its Subsidiaries) with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section
               3.1 but for the provisions of this clause (iv).

          (d) Spinco shall not make, and shall not permit any member of the Spinco Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Plains or any member of the Plains Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). Plains shall not make, and shall not permit any member of the Plains Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Spinco or any member of the Spinco Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

          (e) Each Party intends through this Section 3.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur, or alleged to have occurred or to have failed to occur, and all conditions existing or alleged to have existed on or before the date hereof, between or among Spinco or any member of the Spinco Group, on the one hand, and Plains or any member of the Plains Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the date hereof), except as expressly set forth in Section 3.1(c). At the reasonable request of any other Party, each Party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

     3.2. Indemnification by Spinco. Except as provided in Section 3.4, Spinco shall, and in the case of Sections 3.2(a), 3.2(b), and 3.2(c) shall in addition cause the Appropriate Member of the Spinco Group (as defined below) to, indemnify, defend and hold harmless Plains, each member of the Plains Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Plains Indemnitees"), from and against any and all Losses of the Plains Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

          (a) the failure of Spinco or any other member of the Spinco Group or any other Person to pay, perform or otherwise promptly discharge any Spinco Liabilities or Spinco Future Liabilities (on and after the date Spinco assumes such Future Liabilities in accordance with Section 2.4) in accordance with their respective terms, whether prior to or after the date hereof or thereof;

          (b) the ownership or operation of the Spinco Business or any Spinco Liability or Spinco Future Liability (on and after the date Spinco assumes such Future Liabilities in accordance with Section 2.4);

          (c) any breach by Spinco or any member of the Spinco Group of this Agreement or any Ancillary Agreement; and

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the the Bond Offering OM, the Exchange Offer Registration Statement, any Exchange Offer Prospectus, the IPO Registration Statement, any IPO Prospectus or any filing with the Commission in connection with the Distribution (other than information regarding Plains provided by Plains to Spinco for inclusion in the Bond Offering OM, the Exchange Offer Registration Statement, any Exchange Offer Prospectus, the IPO Registration Statement, any IPO Prospectus or any filing with the Commission in connection with the Distribution).

     As used in this Section 3.2, "Appropriate Member of the Spinco Group" means the member or members of the Spinco Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

     3.3. Indemnification by Plains. Except as provided in Section 3.4, Plains shall, and in the case of Sections 3.3(a), 3.3(b) and 3.3(c) shall in addition cause the Appropriate Member of the Plains Group (as defined below) to, indemnify, defend and hold harmless Spinco, each member of the Spinco Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Spinco Indemnitees"), from and against any and all Losses of the Spinco Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

          (a) the failure of Plains or any other member of the Plains Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of any member of the Plains Group other than the Spinco Liabilities and the Spinco Future Liabilities (on and after the date Spinco assumes such Future Liabilities in accordance with Section 2.4), in accordance with their respective terms, whether prior to or after the date hereof or thereof;

          (b) ownership or operation of the Plains Business or any Liability of any member of the Plains Group other than the Spinco Liabilities and the Spinco Future Liabilities (on and after the date Spinco assumes such Future Liabilities in accordance with Section 2.4);

          (c) any breach by Plains or any member of the Plains Group of this Agreement or any of the Ancillary Agreements; and

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information regarding Plains provided by Plains to Spinco for inclusion in the Bond Offering OM, the Exchange Offer Registration Statement, any Exchange Offer Prospectus, the IPO Registration Statement, any IPO Prospectus or any filing with the Commission in connection with the Distribution.

     As used in this Section 3.3, "Appropriate Member of the Plains Group" means the member or members of the Plains Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

     3.4. Indemnification Obligations Net of Insurance Proceeds and Other
Amounts.

          (a) Any Loss subject to indemnification or reimbursement under this
     Article III will be net of Insurance Proceeds that actually reduce the amount of the Loss. Accordingly, the amount which any Party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Loss. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

          (b) An insurer who would otherwise be obligated to pay any claims shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

     3.5. Procedures for Indemnification of Third Party Claims.

          (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person who is not a member of the Plains Group or the Spinco Group of any claims or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.2 or 3.3, or any other section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 3.5(a) shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice.

          (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 3.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next two sentences. If the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party. If the Indemnifying Party and the Indemnitee are named parties to any Third Party Claim and the Indemnifying Party and such Indemnitee have been advised in writing by counsel that there may be one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnifying Party, then the Indemnitee shall have the right to employ separate counsel for the defense thereof, but the reasonable fees and expenses of such counsel shall be the expense of the Indemnifying Party.

          (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to defend a Third Party Claim after assuming the defense thereof, or fails to notify an Indemnitee of its election as provided in Section 3.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

          (d) Unless the Indemnifying Party has failed to assume the defense of, or fails to defend, the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

          (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of an Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against such Indemnitee, and if solely for damages, only if the full amount thereof is paid concurrently with such entry of judgment or settlement.

          (f) The provisions of Section 3.2 through 3.5 shall not apply to Taxes (which are covered by the Tax Allocation Agreement).

     3.6. Additional Matters.

          (a) Any claim on account of a Loss that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement and the Ancillary Agreements.

          (b) If payment is made by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

          (c) If an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in
     Section 3.5 or this Section 3.6 and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement).

          (d) THE PARTIES UNDERSTAND AND AGREE THAT THE INDEMNIFICATION OBLIGATIONS HEREUNDER AND UNDER THE ANCILLARY AGREEMENTS MAY INCLUDE INDEMNIFICATION FOR LOSSES RESULTING FROM, OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, AN INDEMNIFIED PARTY'S OWN NEGLIGENCE OR STRICT LIABILITY.

     3.7. Remedies Cumulative. The remedies provided in this Article III shall be cumulative and, subject to the provisions of Article VIII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     3.8. Indemnification of Directors and Officers. For purpose of Sections 3.2 through 3.7, inclusive, and notwithstanding anything to the contrary contained herein, Persons who serve on both the Board of Directors of Spinco and the Board of Directors of Plains and persons who serve as officers of both Spinco and Plains shall be deemed both Spinco Indemnitees and Plains Indemnitees.

     3.9. Contribution. If for any reason the indemnity provided for in this
Article III is unavailable to, or is insufficient to hold harmless, an Indemnitee, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnitee as a result of such Losses, claims, damages, Liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnitee on the other but also the relative fault of the Indemnifying Party and the Indemnitee as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnitees will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnitees; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses, claims, damages, Liabilities and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.9 was determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     3.10. Stocker Inc. For purposes of Section 3.1 only, Stocker Inc. shall be deemed a member of the Plains Group at the time of the Merger and thereafter. For purposes of Sections 3.2 and 3.3, at the time of the Merger, (a) Spinco shall assume the Liabilities and indemnification obligations hereunder of Stocker Inc. as they exist immediately before the Merger and (b) Stocker Inc. shall be deemed a member of the Plains Group.

                                   ARTICLE IV.
                               THE EXCHANGE OFFER

     4.1. Exchange Offer. Plains shall cause Spinco and Plains E&P to, and Spinco and Plains E&P shall, use their Reasonable Efforts to consummate the Exchange Offer in accordance with the terms of the Exchange Offer Registration Rights Agreement and the Exchange Offer Registration Statement.

                                   ARTICLE V.
                       THE IPO AND ACTIONS PENDING THE IPO

     5.1. Transactions Prior to the IPO. Subject to the conditions specified in
Section 5.3, as soon as practicable after the date hereof, Plains and Spinco shall use their Reasonable Efforts to consummate the IPO. Such efforts shall include those specified in this Section 5.1.

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

          (a) On a date mutually agreed upon by Plains and Spinco, Spinco shall file the IPO Registration Statement, and shall use its Reasonable Efforts to cause such IPO Registration Statement to become effective, including by filing such amendments thereto as may be necessary or appropriate, responding promptly to any comments of the Commission and taking such other action in connection therewith as may be reasonably requested by Plains. Plains and Spinco shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Spinco Common Stock under the Exchange Act, and any registration statements or amendments thereof that are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO.

          (b) Spinco shall enter into an underwriting agreement with the Underwriters (the "Underwriting Agreement"), in form and substance reasonably satisfactory to Plains and Spinco, and shall comply with its obligations thereunder.

          (c) Plains and Spinco shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

          (d) Spinco shall use its Reasonable Efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

          (e) Spinco shall prepare, file and use its Reasonable Efforts to seek to make effective, an application for listing of the Spinco Common Stock issued in the IPO on the NYSE, subject to official notice of issuance.

     5.2. Cooperation. Spinco shall consult with, and cooperate in all respects with, Plains in connection with the pricing of the Spinco Common Stock to be offered in the IPO and shall, at Plains' direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

     5.3. Conditions Precedent to Consummation of the IPO. As soon as practicable after the date hereof, the Parties hereto shall use their Reasonable Efforts to satisfy the conditions listed below to the consummation of the IPO. The obligations of the Parties to use their Reasonable Efforts to consummate the IPO shall be conditioned on the satisfaction, or waiver by Plains, of the following conditions:

          (a) The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop order in effect with respect thereto.

          (b) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 5.1(d) shall have been taken and, where applicable, have become effective or been accepted.

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

          (c) The Spinco Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

          (d) Spinco shall have entered into the Underwriting Agreement and all conditions to the obligations of Spinco and the Underwriters shall have been satisfied or waived.

          (e) Plains shall be satisfied in its sole discretion that (1) it will own more than 80% of the outstanding Spinco Common Stock following the IPO,
     (2) it will control Spinco within the meaning of Section 368(c) of the Code, and (3) it will satisfy the stock ownership requirements of Section 1504(a)(2) of the Code with respect to the stock of Spinco. All other conditions to permit the Distribution to qualify as a tax-free distribution to Plains, Spinco and Plains' stockholders shall, to the extent applicable as of the time of the IPO, be satisfied, and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

          (f) No Order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

          (g) No Ancillary Agreement shall have been terminated.

     5.4. Registration Rights Agreement. The Parties agree to negotiate, execute and deliver, at either Party's request, a registration rights agreement that will provide (a) that Plains shall be entitled to no less than five demand registration rights, (b) that Plains shall be entitled to piggyback registration rights, (c) that Spinco will bear the costs of such registrations (except for underwriters' discounts and commissions related to Plains' shares sold thereunder), and (d) for other ordinary and customary terms in registration rights agreements generally including "blackout" and "lockup" provisions.

                                   ARTICLE VI.
            CORPORATE GOVERNANCE AND CERTAIN FINANCIAL REPORTING AND
                                  OTHER MATTERS

     6.1. Spinco Board Representation.

          (a) Beginning on the IPO Closing Date, and for so long as Plains "beneficially owns" (as defined under Rule 13d-3 of the Exchange Act) shares representing at least a majority of the shares of outstanding Spinco Common Stock, Plains shall have the right to designate for nomination by the Spinco Board (or any nominating committee thereof) to the Spinco Board a majority of the members of the Spinco Board. For so long as Plains beneficially owns shares representing less than a majority but at least 20% of the shares of outstanding Spinco Common Stock, Plains shall have the right to designate for nomination by the Spinco Board (or any nominating committee thereof) to the Spinco Board a proportionate number of members of the Spinco Board, as calculated in accordance with Section 6.1(d). Notwithstanding anything to the contrary set forth herein, Spinco's obligations with respect to the election or appointment of Spinco's designated members shall be limited to the obligations set forth under Sections 6.1(b) and 6.1(c).

          (b) Spinco shall exercise all authority under applicable law and shall use its best efforts to cause to be elected to the Spinco Board such number of persons designated by Plains (the "Plains Designees") to be elected to the Spinco Board under Section 6.1(a).

          (c) Spinco shall exercise all authority under applicable law and use its best efforts to cause all Plains Designees to be nominated as Spinco Board members by the nominating committee of the Spinco Board (if there is such a committee) or the Spinco Board. Spinco shall cause each Plains Designee for election to the Spinco Board to be included in the slate of designees recommended by the Spinco Board to holders of Spinco Common Stock (including at any special meeting of stockholders held for the election of directors) and shall use its best efforts to cause the election of each such Plains Designee, including soliciting proxies in favor of the election of such persons. If any Plains Designee elected to the Spinco Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Spinco Board with a substitute Plains Designee. If as a result of any increase in the size of the Spinco Board, Plains is entitled to have one or more additional Plains Designees elected to the Spinco Board pursuant to Section 6.1(a), Plains shall designate the appropriate number of such additional Plains Designees.

          (d) If at any time that Plains Designees are serving on the Spinco Board Plains beneficially owns shares representing less than a majority but at least 20% of the shares of outstanding Spinco Common Stock, the number of persons Plains shall be entitled to designate for nomination by the Spinco Board (or any nominating committee thereof) for election to the Spinco Board shall be equal to the number of directors computed using the following formula (rounded to the nearest whole number): the product of (1) the percentage of shares of outstanding Spinco Common Stock beneficially owned by Plains to the then total number of outstanding shares of Spinco Common Stock times (2) the number of directors then on the Spinco Board (assuming no vacancies exist). If the actual number of Plains Designees serving on the Spinco Board exceeds the number determined pursuant to the foregoing sentence of this Section 6.1(d) (such difference being herein called the "Excess Director Number"), then Plains in its sole discretion may instruct a number of Plains Designees (the number of which designees shall be equal to the Excess Director Number) to promptly resign from the Spinco Board, and, to the extent such persons do not so resign, Plains shall assist Spinco in increasing the size of the Spinco Board, so that after giving effect to such increase, the number of Plains Designees on the Spinco Board is in accordance with the provisions of this Section 6.1(d).

     6.2. Issuance of Stock. Following the IPO Closing Date and prior to the Distribution Date, without the prior written consent of Plains, Spinco shall not issue any capital stock of Spinco or any securities, options, warrants or rights convertible into or exercisable or exchangeable for capital stock of Spinco if in Plains sole judgment the issuance would cause Plains to fail to (a) control Spinco within the meaning of Section 368(c) of the Code or (b) fail to

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

satisfy the stock ownership requirements of Section 1504(a)(2) of the Code with respect to the stock of Spinco.

     6.3. Spinco Officers. On or before the IPO Closing Date, Spinco may (a) appoint such persons as executive officers of Spinco as its Board of Directors should desire and (b) at the discretion of Spinco, enter into employment agreements with such persons with such terms as are reasonable and customary for companies in the "upstream business" and of comparable size in terms of assets, revenues and property values as Spinco.

                                  ARTICLE VII.
                                THE DISTRIBUTION

     7.1. The Distribution.

          (a) Delivery of Shares for Distribution. Subject to Sections 7.3 and 7.4, on or prior to the date the Distribution is made (the "Distribution Date"), Plains will deliver to the distribution agent to be appointed by Plains, or if no distribution agent is appointed, then Plains (the "Distribution Agent"), to distribute to the stockholders of Plains its shares of Spinco Common Stock pursuant to the Distribution for the benefit of holders of record of common stock of Plains on the Record Date, a single stock certificate, endorsed by Plains in blank, representing all of the outstanding shares of Spinco Common Stock then owned by Plains, and shall cause the transfer agent for the shares of common stock of Plains to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Spinco Common Stock to each such holder or designated transferee or transferees of such holder.

          (b) Shares Received. Subject to Sections 7.3 and 7.4, each holder of common stock of Plains on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution its pro rata share of the total shares of Spinco Common Stock Plains holds equal to a fraction the numerator of which is the number of shares of common stock of Plains held by such holder on the Record Date and the denominator of which is the number or shares of Plains common stock outstanding on the Record Date. At any time before the IPO Closing Date, the Plains Board of Directors may change these ratios in its sole discretion and without the approval of Spinco.

          (c) Obligation to Provide Information. Spinco and Plains, as the case may be, will provide to the Distribution Agent all share certificates and any information required to complete the Distribution on the basis specified above.

     7.2. Actions Prior to the Distribution.

          (a) The Parties shall prepare and mail, prior to the Distribution Date, to the holders of common stock of Plains such information concerning Spinco and the Distribution and such other matters as Plains shall reasonably determine are necessary and as may be required by law. The Parties will prepare, and Spinco will, to the extent required under applicable law, file with the Commission any such documentation that the Parties determine is necessary or desirable to effectuate the Distribution, and the Parties

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

     shall each use their Reasonable Efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (b) The Parties shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          (c) Spinco shall prepare and file, and shall use its Reasonable Efforts to have approved, an application for the listing of the Spinco Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

     7.3. Sole Discretion of Plains. Plains currently intends to complete the Distribution after the IPO Closing Date. Plains shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Plains may at any time and from time to time until the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution. Spinco shall cooperate with Plains in all respects to accomplish the Distribution and shall, at Plains' direction, promptly take any and all actions necessary or desirable to effect the Distribution, including the registration under the Securities Act of the Spinco Common Stock on an appropriate registration form or forms to be designated by Plains (if necessary) and the drafting and filing of an information statement with the Commission. Plains shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Plains; provided, however, that nothing herein shall prohibit Spinco from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

     7.4. Conditions to the Distribution. The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of Plains and shall not give rise to or create any duty on the part of Plains or its Board of Directors to waive or not waive any such condition.

          (a) Tax Ruling. The Tax Ruling shall remain in effect up to and including the Distribution Date;

          (b) Supplemental Tax Ruling. Plains shall have received the Supplemental Tax Ruling, and it shall remain in effect up to and including the Distribution Date;

          (c) Approvals. Any material Governmental Approvals and material approvals of any other Person necessary to consummate the Distribution shall have been obtained and be in full force and effect;

          (d) No Legal Restraints. No order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Plains shall have occurred or failed to occur that would prohibit the consummation of the Distribution; and

          (e) No Material Adverse Effect. No other events or developments shall have occurred subsequent to the date hereof that, in the judgment of Plains, would result in the Distribution having a material adverse effect on Plains or its stockholders.

     7.5. Fractional Shares. As soon as practicable after the Distribution Date, Plains shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Spinco Common Stock allocable to each holder of record or beneficial owner of common stock of Plains as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Plains, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Plains and the Distribution Agent shall use their Reasonable Efforts to aggregate the shares of common stock of Plains that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                  ARTICLE VIII.
                         ARBITRATION; DISPUTE RESOLUTION

     8.1. Agreement to Arbitrate. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation, resolution and arbitration set forth in this Article VIII shall apply to any and all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may rise out of or relate to, or arise under or in connection with, this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or for ten years after the date hereof of the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Plains Group and the Spinco Group ("Disputes"). Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article VIII shall be the sole and exclusive remedy in connection with any Dispute relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Article VIII and except for the review, confirmation, acceptance, vacator or other consideration by a court of any arbital award made pursuant to or under this Article VIII. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any one or more of the Disputes set forth in this Section 8.1.

     8.2. Escalation.

          (a) The parties will use their respective Reasonable Efforts to resolve expeditiously any Dispute between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In

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

     furtherance of the foregoing, any party involved in a Dispute may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the Dispute (which copy shall state that it is an Escalation Notice under this Agreement). An agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their Reasonable Efforts to meet within 30 days of the Escalation Notice.

          (b) The parties may, by mutual consent, retain a mediator to aid them in their discussions and negotiations by informally providing advice to parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 8.3.

     8.3. Demand for Arbitration.

          (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the Dispute (regardless of whether such party delivered the Escalation Notice) may deliver a notice demanding arbitration of such Dispute (the "Arbitration Demand Notice"). If any party delivers an Arbitration Demand Notice to the other party, the other party may itself deliver an Arbitration Demand Notice to the first party with respect to any related Dispute with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations, or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 8.2, is a prerequisite to a demand for arbitration under Section 8.3. If any party delivers an Arbitration Demand Notice with respect to any Dispute that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

          (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until the second anniversary after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each party agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a claim by a party is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such claim by that party will be barred. Subject to Section 8.7(d), upon delivery of an Arbitration Demand Notice pursuant to Section 8.3(a) prior to the Applicable Deadline, any and/or all Disputes shall be decided by a sole arbitrator in accordance with the rules set forth in this Article VIII.

     8.4. Arbitrators.

          (a) Within 30 days after a valid Arbitration Demand Notice is given, the parties involved in the Dispute referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

          (b) If such parties are not able jointly to select a sole arbitrator within such 30-day period, such parties shall each appoint an arbitrator (who need not be disinterested as to the parties or the matter) within 45 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

          (c) If a sole arbitrator is not selected pursuant to paragraph (a) above, the two arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. If the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to the U.S. District Court for the Southern District of Texas to select the sole arbitrator. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to each of the parties.

          (d) The sole arbitrator selected pursuant to paragraph (a), (b) or (c) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which hearing will be no longer than 20 consecutive days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 60 consecutive days). The final decision of such arbitrator will be rendered in writing to the parties not later than 40 days after the last hearing date, unless otherwise agreed by the parties in writing.

          (e) The place of any arbitration hereunder will be Houston, Texas, unless otherwise agreed by the parties.

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

     8.5. Hearings. Within the time period specified in Section 8.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the procedures of the American Arbitration Association (the "AAA"). The decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the prime rate as reported in the Wall Street Journal on the date the arbitrator's decision is rendered plus 2% per annum, subject to any maximum amount permitted by applicable law. To the extent that the provisions of this Agreement and the prevailing rules of the AAA conflict, the provisions of this Agreement shall govern.

     8.6. Discovery and Certain Other Matters.

          (a) Any party involved in a dispute subject to this Article VIII may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which right to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section 8.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect the proprietary rights of the parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

          (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

          (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

          (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

          (e) The arbitrator will be bound by the arbitration provisions of this Agreement.

     8.7. Certain Additional Matters.

          (a) Any arbitration award shall be an award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

          (b) Prior to the time at which an arbitrator is appointed pursuant to
     Section 8.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

          (c) Except as required by law or stock exchange rule, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article IX and except as may be required to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

          (d) If at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

     8.8. Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VIII with respect to all matters not subject to such Dispute.

     8.9. Law Governing Arbitration Procedures. The interpretation of the provisions of this Article VIII, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 11.3.

                                   ARTICLE IX.
                           COVENANTS AND OTHER MATTERS

     9.1. Other Agreements. In addition to the specific agreements, documents and instruments annexed to this Agreement, Plains and Spinco agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable to effect the purposes of this Agreement and the Ancillary Agreements.

     9.2. Further Instruments. At the request of Spinco and without further consideration, Plains will execute and deliver, and will cause the other members of the Plains Group to execute and deliver, to Spinco and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Spinco may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Spinco and its Subsidiaries and confirm Spinco's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Spinco and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Spinco and its Subsidiaries in actual possession and operating control thereof and to permit Spinco and its Subsidiaries to exercise all rights with respect thereto (including rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of Plains and without further consideration, Spinco will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Plains and the other members of the Plains Group all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Plains may reasonably deem necessary or desirable to have Spinco fully and unconditionally assume and discharge the Liabilities contemplated to be assumed by Spinco under this Agreement, any Ancillary Agreement or any document in connection herewith and to relieve the Plains Group of any Liability with respect thereto and evidence the same to third parties. Neither Plains nor Spinco shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each Party, at the request of the other Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     9.3. Agreement for Exchange of Information. Each Party agrees to provide, or cause to be provided, to each other as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any Regulatory Proceeding, judicial proceeding or other proceeding or to satisfy audit, accounting claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of a Party as it relates to the conduct of such businesses prior to the Distribution Date, as the case may be; provided, however, if any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (a) After the Distribution Date, (i) unless the Parties agree otherwise in writing, each Party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other Party to satisfy its reporting, accounting, audit and other obligations, and (ii) each Party shall provide, or cause to be provided, to the other Party and its Subsidiaries in such form as such requesting Party shall request, at no charge to the requesting Party, all financial and other data and information as the requesting Party determines necessary or advisable to prepare its financial statements and reports or filings with any Governmental Authority.

          (b) Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 9.3 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          (c) To facilitate the possible exchange of Information pursuant to this Section 9.3 and other provisions of this Agreement after the Distribution Date, each Party agrees to use its Reasonable Efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with its record retention policies as in effect on the date hereof. Spinco shall not amend its or its Subsidiaries' record retention policies prior to the Distribution Date without the consent of Plains. However, except as set forth in the Tax Sharing and Allocation Agreement, at any time after the Distribution Date, each Party may amend their respective record retention policies at such Party's discretion; provided, however, that if a Party desires to effect the amendment within three years after the Distribution Date, the amending Party must give 30 days' prior written notice of such change in the policy to the other Party. No Party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the date hereof (other than Information that is permitted to be destroyed under the current record retention policy of such Party) without first using its Reasonable Efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction at its own expense.

          (d) No Party shall have any Liability to any other Party if any Information exchanged or provided pursuant to this Section 9.3 is found to be inaccurate, in the absence of willful misconduct by the Party providing such Information. No Party shall have any liability to any other party if any Information is destroyed or lost after Reasonable Efforts by such Party to comply with the provisions of Section 9.3(c).

          (e) The rights and obligations granted under this Section 9.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

          (f) Each Party shall, except in the case of a dispute subject to
     Article VIII brought by one Party against another party (which shall be governed by such discovery rules as may be applicable under Article VIII or otherwise), use its Reasonable Efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Regulatory Proceeding, judicial proceeding or other proceeding in which the requesting party may from time to time be involved, regardless of whether such Regulatory Proceeding, judicial proceeding or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

     9.4. Auditors and Audits, Annual and Quarterly Statements and Accounting.

          (a) So long as Spinco remains a Subsidiary of Plains, and with respect to any financial reporting period during which Spinco was a Subsidiary of
     Plains:

               (i) Spinco shall not select a different accounting firm than the firm selected by Plains to audit its financial statements and to serve as its independent certified public accountants (the "Plains Auditors") for purposes of providing an opinion on its financial statements without Plains' prior written consent (which shall not be unreasonably withheld).

               (ii) Spinco shall use its Reasonable Efforts to enable the accounting firm that audits its financial statements (the "Spinco Auditors") to

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

               complete their audit such that they will date their opinion on Spinco's audited annual financial statements on the same date that the Plains Auditors date their opinion on Plains' audited annual financial statements, and to enable Plains to meet its timetable for the printing, filing and public dissemination of Plains' annual financial statements. Spinco shall use its Reasonable Efforts to enable the Spinco Auditors to complete their quarterly review procedures such that they will provide clearance on Spinco's quarterly financial statements on the same date that the Plains Auditors provide clearance on Plains' quarterly financial statements.

               (iii) Spinco shall provide to Plains on a timely basis all Information that Plains reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Plains' annual and quarterly financial statements. Without limiting the generality of the foregoing, Spinco will provide all required financial information with respect to Spinco and its Subsidiaries to the Spinco Auditors in a sufficient and reasonable time and in sufficient detail to permit the Spinco Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Plains Auditors with respect to Information to be included or contained in Plains' annual and quarterly financial statements. Similarly, Plains shall provide to Spinco on a timely basis all Information that Spinco reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Spinco's annual and quarterly financial statements. Without limiting the generality of the foregoing, Plains will provide all required financial Information with respect to Plains and its Subsidiaries to the Plains Auditors in a sufficient and reasonable time and in sufficient detail to permit the Plains Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Spinco Auditors with respect to Information to be included or contained in Spinco's annual and quarterly financial statements.

               (iv) Spinco shall authorize the Spinco Auditors to make available to the Plains Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Spinco and work papers related to the annual audits and quarterly reviews of Spinco, in all cases within a reasonable time prior to the Spinco Auditors' opinion date, so that the Plains Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Spinco Auditors as it relates to the Plains Auditors' report on Plains' financial statements, all within sufficient time to enable Plains to meet its timetable for the printing, filing and public dissemination of Plains' annual and quarterly statements. Similarly, Plains shall authorize the Plains Auditors to make available to the Spinco Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Plains and work papers related to the annual audits and quarterly reviews of Plains, in all cases within a reasonable time prior to the Plains Auditors' opinion date, so that the Spinco Auditors are able to perform the procedures they consider

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

               necessary to take responsibility for the work of the Plains Auditors as it relates to the Spinco Auditors' report on Spinco's financial statements, all within sufficient time to enable Spinco to meet its timetable for the printing, filing and public dissemination of Spinco's annual and quarterly financial statements.

               (v) Spinco may not change its accounting principles or practices if a change in such accounting principle or practice would be required to be disclosed in Spinco's financial statements as filed with the Commission or otherwise publicly disclosed therein without the prior written consent of Plains, except for changes that are required by United States generally accepted accounting principles or Commission guidelines and as to which there is no discretion on the part of Spinco, as concurred in by Spinco Auditors prior to its implementation. Spinco shall give Plains as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or, subject as aforesaid, accounting principles from those in effect on the date hereof. Spinco will consult with Plains and, if requested by Plains, Spinco will consult with the Plains Auditors with respect thereto. Plains shall give Spinco as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the date hereof.

               (vi) Nothing in Sections 9.3 and 9.4 shall require Spinco to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that if Spinco is required under Sections 9.3 and 9.4 to disclose any such information, Spinco shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information. Similarly, nothing in Sections 9.3 and 9.4 shall require Plains to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that if Plains is required under Sections 9.3 and 9.4 to disclose any such information, Plains shall use all Reasonable Efforts to seek to obtain such third party's consent to the disclosure of such information.

          (b) For so long as Plains beneficially owns shares representing 20% or more of the outstanding shares of Spinco Common Stock (i) Spinco shall furnish to Plains such financial information or documents in the possession of Spinco and any of its Subsidiaries as Plains may reasonably request, and
     (ii) Spinco shall furnish to Plains on a monthly basis such management and other periodic reports related to financial information in the form and substance consistent with the practice of Spinco as of the date of this Agreement.

     9.5. Preservation of Legal Privileges. The Parties recognize that the members of their respective Groups possess and will possess information and advice that has been previously

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

developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege or work product exemption and other concepts of legal protection ("Privilege"). Each Party recognizes that they shall be jointly entitled to the Privilege with respect to such privileged information and that each shall be entitled to maintain and use for its own benefit all such information and advice, but both Parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other Party's interest. To that end neither Party will knowingly waive or compromise any Privilege associated with such information and advice without the consent of the other Party. If privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the Parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any Party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

     9.6. Payment of Expenses. Spinco shall pay all underwriting fees, discounts and commissions and other direct costs incurred in connection with the Bond Offering and the IPO. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the Parties relating to the Separation, the Bond Offering, the Exchange Offer, the IPO or the Distribution, all other out-of-pocket costs and expenses of the Parties in connection with the preparation of this Agreement and the Ancillary Agreements, the Separation, the Bond Offering, the Exchange Offer, the IPO and the Distribution shall be paid by Spinco.

     9.7. Governmental Approvals. The Parties acknowledge that certain of the transactions contemplated by this Agreement and the Ancillary Agreements are subject to certain conditions established by applicable government regulations, orders, and approvals ("Existing Authority"). The Parties intend to implement this Agreement, the Ancillary Agreements and the transactions contemplated thereby consistent with and to the extent permitted by Existing Authority and to cooperate toward obtaining and maintaining in effect such Governmental Approvals as may be required to implement this Agreement and each of the Ancillary Agreements as fully as possible in accordance with their respective terms. To the extent that any of the transactions contemplated by this Agreement or any Ancillary Agreement require any Governmental Approvals, the Parties will use their Reasonable Efforts to obtain any such Governmental Approvals.

     9.8. Compliance with Covenants. To the extent covenants and agreements contained in any loan or credit agreement or other financing document in effect on the date of this Agreement to which any member of the Plains Group is a party requires, or requires such party to cause, any member of the Spinco Group to take or refrain from taking any action, or provides for a default or event of default if any member of the Spinco Group takes or refrains from taking any action, such member of the Spinco Group shall at all times prior to the termination of such agreement or financing document, take or refrain from taking any such action as would result in a breach or violation of, or a default under, such agreement or financing document.

     9.9. Confidentiality.

          (a) The Parties shall hold, and shall cause the members of their respective Group to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein); provided, that the Parties and such Group members may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information or (ii) to the extent any member of the Plains Group or the Spinco Group is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law. Notwithstanding the foregoing, if any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, Plains or Spinco, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. If such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall furnish, or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this
     Section 9.9, "Confidential Information" means all proprietary, technical or operational information, data or material of one Party that, prior to or following the IPO Closing Date, has been disclosed by Plains or members of the Plains Group, on the one hand, or Spinco or members of the Spinco Group, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 9.3 or any other provision of this Agreement (except to the extent that such Information can be shown to have been (a) in the public domain through no fault of such Party (or, in the case of Plains, any other member of the Plains Group or, in the case of Spinco, any other member of the Spinco Group) or (b) later lawfully acquired from other sources by the Party (or, in the case of Plains, such member of the Plains Group or, in the case of Spinco, such member of the Spinco Group) to which it was furnished; provided, however, in the case of (b) that, to the knowledge of such Party, such sources did not provide such Information in breach of any confidentiality obligations).

          (b) Notwithstanding anything to the contrary set forth herein, (i) Plains and the other members of the Plains Group, on the one hand, and Spinco and the other members of the Spinco Group, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between Plains or any other member of the Plains Group, or Spinco or any other members of the Spinco Group, on the one hand, and any employee of Plains or any other member of the Plains Group, or Spinco or any other members of the Spinco Group, on the other hand, shall remain in full force and effect. Confidential Information of Plains or any other member of the Plains Group, on the one hand, or Spinco or any other member of the Spinco Group, on the other hand, in the possession of and used by the other as of the IPO Closing Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the Plains Business or the Spinco Business, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of

     Section 9.9(b). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and assets in which the relevant Confidential Information is used or employed in one transaction or in a series or related transactions. If such right to use is transferred in accordance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

     9.10. Operation of Stocker Inc. Plains will cause Stocker Inc. to engage in no activities other than owning an interest in Spinco, acting as its general partner and taking other actions necessary or convenient to consummating the transactions contemplated hereby.

                                   ARTICLE X.
                                 NON-COMPETITION

     10.1. Restricted Business of Plains. Until the third anniversary of the date hereof, unless otherwise agreed upon in writing by the Parties, Plains and each other member of the Plains Group shall be prohibited from engaging in or acquiring any business engaged in any of the "upstream" activities of acquiring, exploiting, developing, exploring for and producing crude oil and natural gas in any state in the United States (except Florida).

     10.2. Restricted Business of Spinco. Until the third anniversary of the date hereof, unless otherwise agreed upon in writing by the Parties, Spinco and each member of the Spinco Group shall be prohibited from engaging in or acquiring any business engaged in any of the "midstream" activities of marketing, gathering, transporting, terminalling or storing crude oil and natural gas (except to the extent any such activities are ancillary to, or in support of, the upstream activities of Spinco or any other member of the Spinco Group).

     10.3. Scope of Restricted Business. Except as provided in this Article X, Plains and each member of the Plains Group and Spinco and each member of the Spinco Group shall be free to engage in any business activity whatsoever, including those that may be in direct competition with such other Party.

     10.4. Enforcement.

          (a) Plains and each member of the Plains Group agree and acknowledge that Spinco and the Spinco Group do not have an adequate remedy at law for the breach by Plains or any member of the Plains Group of the covenants and agreements set forth in this Article X, and that any breach by Plains or any member of the Plains Group of the covenants and agreements set forth in this Article X would result in irreparable injury to Spinco and the Spinco Group. Plains and each member of the Plains Group further agree and acknowledge that Spinco or any member of the Spinco Group may, in addition to the other remedies that may be available to them, file a suit in equity in accordance with the terms of Article VIII to enjoin Plains or any member of the Plains Group from such breach, and consent to the injunctive relief hereunder.

          (b) Spinco and each member of the Spinco Group agree and acknowledge that Plains and the Plains Group do not have an adequate remedy at law for the breach by Spinco or any member of the Spinco Group of the covenants and agreements set forth in this Article X, and that any breach by Spinco or any member of the Spinco Group of the covenants and agreements set forth in this Article X would result in irreparable injury to Plains and the Plains Group. Spinco and each member of the Spinco Group further agree and acknowledge that Plains or any member of the Plains Group may, in addition to the other remedies that may be available to them, file a suit in equity in accordance with the terms of Article VIII to enjoin Spinco or any member of the Spinco Group from such breach, and consent to the injunctive relief hereunder.

                                   ARTICLE XI.
                                  MISCELLANEOUS

     11.1. Limitation of Liability. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN ANY ANCILLARY AGREEMENT, IN NO EVENT SHALL ANY MEMBER OF THE PLAINS GROUP OR THE SPINCO GROUP OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE TO ANY OTHER MEMBER OF THE PLAINS GROUP OR THE SPINCO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT.

     11.2. Entire Agreement. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     11.3. Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas without the principles of conflicts of laws.

     11.4. Termination. This Agreement and the Ancillary Agreements may be terminated at any time by mutual consent of the Parties. If termination occurs pursuant to this Section 11.4, neither Party shall have any liability of any kind to the other.

     11.5. Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or
(ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile, on the date confirmation of transmission is received, addressed to the attention of the addressee's Chief Executive Officer at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

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     11.6. Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     11.7. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any Party.

     11.8. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     11.9. Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     11.10. Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each Party.

     11.11. Authority. Each Party represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, (b) the execution, delivery and performance of this Agreement and the Ancillary Agreements by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and the Ancillary Agreements to be executed and delivered on or prior to the date hereof, and (d) this Agreement and such Ancillary Agreements are legal, valid and binding obligations, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     11.12. Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be

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followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     11.13. Conflicting Agreements. If there is a conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such Ancillary Agreement or other agreement shall prevail.

     11.14. Electronic Signatures.

          (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed this Agreement, any Ancillary Agreement or other document contemplated hereby or thereby (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or Ancillary Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such agreement or document.

          (b) Delivery of a copy of this Agreement, any Ancillary Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearaing the original signature, provided a copy bearing an original signature on paper is subsequently physically delivered. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

     11.15. Service Agreement. The Parties hereby terminate the Services Agreement, dated as of December 30, 1994, between Plains and its Subsidiaries and waive all notice requirements associated with this termination.

                            [Signature Page Follows]

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

     WHEREFORE, the Parties have signed this Master Separation Agreement effective as of the date first set forth above.

                                            PLAINS RESOURCES INC.


                                            By: /s/ Jere C. Overdyke, Jr.
                                                --------------------------------
                                            Name:  Jere C. Overdyke, Jr.
                                            Title: Vice President and Treasurer


                                            PLAINS EXPLORATION &
                                            PRODUCTION COMPANY, L.P.

                                            By: Stocker Resources Inc.,
                                                its general partner


                                            By: /s/ Jere C. Overdyke, Jr.
                                                --------------------------------
                                            Name:  Jere C. Overdyke, Jr.
                                            Title: Vice President and  Treasurer

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